Exhibit 99.2

                         NOTICE OF GUARANTEED DELIVERY
                               Offer to Exchange
                           6.53% Debentures due 2008
                 (Registered under the Securities Act of 1933)
                                      for
                   All Outstanding 6.53% Debentures due 2008
                                      of
                                 CINERGY CORP.

     This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) 6.53% Debentures due 2008 (the "Old Debentures") are not immediately available, (ii) Old Debentures, the Letter of Transmittal and any other documents required by the Letter of Transmittal cannot be delivered to Fifth Third Bank (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier, telex, telegram or mail to the Exchange Agent. See "The Exchange Offer - Guaranteed Delivery Procedures"
in the Prospectus dated        , 1999 (which, together with the related
Letter of Transmittal, constitutes the "Exchange Offer") of Cinergy Corp., a Delaware corporation (the "Company").

                 The Exchange Agent for the Exchange Offer is:

                                FIFTH THIRD BANK

  By Hand or Overnight      Facsimile Transmissions:      By Registered Or
       Delivery:             (Eligible Institutions       Certified Mail:
                                        Only)

  Fifth Third Bank                                       Fifth Third Bank
  Fifth Third Center              (513) 744-6785         Fifth Third Center
  38 Fountain Square                                     38 Fountain Square
  Cincinnati, Ohio 45263     To Confirm by Telephone     Cincinnati, Ohio 45263
                             or for Information Call:
  Attention:  Corporate                                  Attention: Corporate
      Trust Department            (513) 579-5300             Trust Department





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     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.





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


                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                             GUARANTEE OF DELIVERY

                    (Not to be used for Signature Guarantee)


     The undersigned, a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the certificates for all physically tendered Old Debentures, in proper form for transfer, or confirmation of the book-entry transfer of such Old Debentures to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other documents required by such Letter of Transmittal, within five New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Debentures tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:______________________               _____________________________
                                                  (Authorized Signature)

Address:___________________________               Title:_______________________
___________________________________               Name:________________________
                         (Zip Code)                    (Please type or print)

Area Code and Telephone Number:                   Date:________________________

___________________________________


NOTE: DO NOT SEND OLD DEBENTURES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD DEBENTURES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.




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